Exhibit 99.1

Alliance Bancshares
California
For Immediate Release

Contacts:	Daniel L. Erickson	Cindy S. Walters
	Executive Vice President	Senior Vice President
	Chief Financial Officer	Director of Marketing
	(310) 258-9302	(949) 223-4910
Alliance Bancshares California Chairman Reis
Announces Predictions at Annual Shareholders Meeting
     Culver City, CA. (May 25, 2007) – Alliance Bancshares California (OTC BB: ABNS.OB), the bank holding company of Alliance Bank, held its Annual Shareholders Meeting on Friday, May 25, 2007, at the Four Points Sheraton in Culver City. Over 85 percent of the outstanding shares were voted, overwhelmingly reelecting all directors and ratifying the selection of McGladrey & Pullen, LLP as independent auditors for fiscal year 2007.
     Chairman and CEO Curtis S. Reis commented on the past year’s successes and reviewed the growth in shareholder appreciation and earnings since 1997. “Looking back over the past ten years, our book value has risen from $1.11 to $5.57 per share. Our diluted earnings per share have risen from $.12 to $1.05. Our total assets have risen from $66 million to $876 million and total earnings have risen from $500,000 to $8,000,000. All of this has been accomplished organically and we look forward to continuing this upward trend in the coming years. It is noteworthy that among banks of $1 billion in total assets or less, Alliance ranks 6th in the US and 2nd in California, up from 20th and 3rd respectively a year earlier, in C & I Loans (Commercial and Industrial as opposed to real estate loans). Achieving a more balanced portfolio is always a good strategy.”

     Mr. Reis also announced his so-called “fearless predictions” for the year; among them were the following:
1.	With a continuing squeeze of margins and a flat yield curve, expect earnings to rise at least 15%.

2.	Total assets will rise from $876 million to over $1.05 billion or at least 20%.

3.	The economy of Southern California will slow down over the next year with real estate prices lower than today.

4.	The Prime Rate will decline at least 50 basis points to 7.75% or less.

5.	The US economy will slow down with unemployment up somewhat.
     With over $900 million in total assets, Alliance Bank is one of the leading community business banks headquartered in Southern California, offering a wide range of financial solutions tailored to corporate customers, executives and professionals. Serving small to mid-sized businesses, Alliance Bank’s strategy focuses on delivering progressive financial solutions including deposit and cash management services as well as commercial, small business, asset-based lending, construction and real estate financing. Founded in 1980, Alliance Bank is the principal subsidiary of Alliance Bancshares California (OTC BB: ABNS.OB), with regional banking offices in Culver City, Irvine, Woodland Hills and Burbank. Alliance can be found on the Web at www.allbank.com.
     To receive a copy of our financial reports or to be put on the Company’s mailing list, please contact Cindy Walters, Director of Marketing at (949) 223-4910 or by email cwalters@allbank.com
A better way to bank
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Forward-Looking Statements
Statements in the news release that are not historical facts or which refer to the Company’s expectations or beliefs constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements regarding the Company’s future performance or financial condition are based on current information and are subject to a number of risks and uncertainties that could cause actual results to differ significantly from those expected at this time. These risks and uncertainties relate to such matters as, but are not limited to: increased competition from other financial institutions; changes in local national economic conditions and changes in Federal Reserve Board monetary policies, which could cause interest rates to increase, and loan demand to decline, and thereby reduce the Company’s net margins and operating results; increased government regulation which could increase the costs of operations; the Company’s ability to successfully enter new markets or introduce new financial products or services; the costs and the possible adverse impact on operating results of planned growth and expansion; and continuing performance of the Company’s loan portfolio.
These, as well as other factors and uncertainties, are discussed in greater detail in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10Q. Readers are urged to read those reports and are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this news release. The Company also disclaims any obligation to update forward-looking statements whether as a result of new information, future events or otherwise.